UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2013

NEONODE INC.
(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 1-35526

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2350 Mission College Blvd, Suite 190, Santa Clara, CA 95054
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:

 (408) 468-6722

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07	Submission of Matters to a Vote of Security Holders.	3

Signatures	4

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Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 6, 2013, the Company held its Annual Meeting of Stockholders.

1.	Mr. John Reardon is reelected to the Board of Directors for a three year term.

2.	The advisory vote related to executive compensation is ratified.

3.	Increase the number of shares reserved under our 2006 Equity Incentive Plan is ratified.

4.	The appointment of KMJ Corbin & Company LLC to serve as the Company’s independent auditors for the year ended December 31, 2013 is ratified.

The results of the vote were as follows:

Election of Directors	Votes For	Withheld	Broker Non-Votes
Elect Mr. John Reardon to three year term to Board of Directors	14,325,261	576,832	8,213,155

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Hold an advisory vote on executive compensation (the “Say-on-Pay” vote)	11,872,464	2,890,419	139,210	8,213,155

Proposal	Vote For	Votes Against	Abstentions	Broker Non-Votes
Ratify the 2 million share increase in shares reserved under our 2006 Equity Incentive Plan	8,545,364	6,231,017	125,712	8,213,155

Proposal	Votes For	Votes Against	Abstentions
Ratification of Appointment of KMJ Corbin and Company	22,723,101	101,543	290,604

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
NEONODE INC.

By:	/s/ David W. Brunton
Name:	David W. Brunton
Title:	Chief Financial Officer

Date:   May 8, 2013

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